Exhibit 10.1

AMENDMENT TO AGILYSYS, INC. EMPLOYEE STOCK PURCHASE PLAN

This AMENDMENT to the AGILYSYS, INC. EMPLOYEE STOCK PURCHASE

PLAN is made by AGILYSYS, INC., a Delaware corporation (the “Company”), and is effective as of December 14, 2023.

WHEREAS, the Company originally established the Agilysys, Inc. Employee Stock Purchase Plan (the “Plan”);

WHEREAS, pursuant to Section 19.9 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”), has the right to amend the Plan;

WHEREAS, the Committee wishes to amend the Plan to reflect that the Company is Delaware corporation;

WHEREAS, the Committee wishes to amend the Plan to exclude bonuses from the definition of compensation;

WHEREAS, the Committee wishes to amend the Plan to remove certain restrictions on eligibility;

WHEREAS, the Committee wishes to amend the Plan to not allow for the increase of payroll reductions during an offering period;

WHEREAS, the Committee wishes to amend the Plan to remove the 1,250 limit on the number of the Company’s common shares (“Common Shares”) that can be purchased in one offering period;

WHEREAS, the Committee wishes to amend the Plan to provide for minimum purchase of one (1) Common Share during an offering period;

WHEREAS, the Committee wishes to amend Plan to allow for the purchase of fractional Common Shares;

WHEREAS, the Committee wishes to amend the Plan to provide the Committee with the discretion to restrict the sale of Common Shares acquired under the Plan for a specified period of time; and

WHEREAS, the Committee wishes to amend the Plan to provide that if a participant terminates employment with the Company or a subsidiary or is no longer a member of a class of eligible employees prior to or as of the purchase date of an offering period, the participant’s accumulated payroll deductions will be refunded to the participant.

NOW, THEREFORE, the Plan is hereby amended, effective December 14, 2023, as follows:

1.
The definition of “Company” included in Section 2 of the Plan is hereby amended by replacing “Ohio” with “Delaware”.
2.
The definition of “Compensation” included in Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

“Compensation” means base salary and wages paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards. Compensation does not include bonuses or commissions paid to an Eligible Employee by the Company or a Participating Subsidiary.”

3.
The definition of “Eligible Employee” included in Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

“Eligible Employee” means an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least two (2) years, or such other shorter period of time designated by the Committee from time to time, and (ii) is customarily employed for at least twenty (20) hours per week. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are "highly compensated employees" of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.”

4.
Section 6.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“6.2 Election Changes. During an Offering Period, a Participant may decrease his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the Purchase Date. During an Offering Period, a Participant may not increase his or her rate of payroll deductions. A Participant may increase or decrease his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next Offering Period.”

5.
Section 7 of the Plan is hereby amended and restated in its entirety to read as follows:

“7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of

Common Shares determined by dividing the Participant's accumulated payroll deductions by the applicable Purchase Price (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan).”

6.
Section 8 of the Plan is hereby amended and restated in its entirety to read as follows:

“8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase Common Shares will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of shares (including fractional shares) that can be purchased with the amounts in the Participant’s notional account. The minimum number of Common Shares that must be purchased on a Purchase Date is one (1). In the event the Participant’s accumulated payroll deductions used to purchase shares on the Purchase Date is less than the amount required to purchase one (1) whole Common Share, the accumulated payroll deductions will be paid to the Participant promptly following the Purchase Date.”

7.
Section 9 of the Plan is hereby amended and restated in its entirety to read as follows:

“9. Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the Common Shares purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the Common Shares be retained with such Designated Broker for a specified period of time or subject to a limitation on sale for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the Common Shares subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.”

8.
Section 11 of the Plan is hereby amended and restated in its entirety to read as follows:

“11. Termination of Employment; Change in Employment Status. Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a change in the Participant's employment status following which the Participant is no longer an Eligible Employee, which in either case occurs on or prior to the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant's notional account (that have not been used to purchase Common Shares) shall be returned to the Participant, or in the case of the Participant's death, to the person(s) entitled to such amounts under Section 17, and the Participant's option shall be automatically terminated.”

9.
Section 17 of the Plan is hereby amended by removing “and cash in respect to any fractional Common Shares, if any,” from the first sentence of Section 17.
10.
Section 19.10 of the Plan is amended by replacing “Ohio” with “Delaware.”
11.
Except as provided in this Amendment, no other changes or amendments shall be made to the Plan as previously stated (including all prior amendments) and the remainder thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the Committee has executed this Amendment on this 14th day of December, 2023.

COMMITTEE

By: /s/ Dana Jones

Dana Jones, Chair